Exhibit 99.1

Lincoln Financial Group Announces Cash Tender Offers

For Certain Outstanding Debt Securities

RADNOR, Pa., December 5, 2016 – Lincoln Financial Group (NYSE: LNC) (the “Company”) today announced the commencement of cash tender offers (each, an “Offer”) for (i) up to $175,000,000 aggregate principal amount of its 8.75% Senior Notes due 2019 and (ii) up to $150,000,000 aggregate principal amount of its 6.15% Senior Notes due 2036 (collectively, the “Notes”). The Offers are being made pursuant to and are subject to the terms and conditions, including a financing condition, set forth in the Offer to Purchase dated December 5, 2016 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal”). The purpose of the Offers, together with the Company’s proposed issuance of senior, unsecured debt securities, is to reduce the Company’s aggregate interest expense. Notes purchased in each Offer will be retired and cancelled. The Company expects to use the net proceeds from an offering of senior notes that commenced today, together with cash on hand, to finance the Offers.

The following table sets forth certain information regarding the Notes and the Offers:

Title of Security	CUSIP Number	Principal Amount Outstanding	Tender Cap (Principal Amount)	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Fixed Spread (basis points)	Early Tender Premium (per $1,000)	Hypothetical Total Consideration (per $1,000)(2)
8.75% Senior Notes due 2019	534187AX7	$487,056,000	$175,000,000	1.00% UST due 11/15/19	FIT1	60 bps	$30.00	$1,166.12
6.15% Senior Notes due 2036	534187AR0	$498,000,000	$150,000,000	2.25% U.S.T. due 08/15/46	FIT1	160 bps	$30.00	$1,187.08

(1)	The applicable page on Bloomberg from which the dealer managers will quote the bid side prices of the applicable U.S. Treasury Security.
(2)	The Hypothetical Total Consideration is inclusive of the Early Tender Premium (as defined below) but exclusive of accrued and unpaid interest and is based on the reference yield of the U.S. Treasury Security (as set forth above) as of 2:00 p.m., New York City time, on December 2, 2016. The actual reference yields of the U.S. Treasury Securities will be determined by the dealer managers based on quotes available at 2:00 p.m., New York City time, on the price determination date (the “Price Determination Date”), which is expected to be December 19, 2016. Payments for Notes that are accepted for purchase will also receive an amount equal to accrued and unpaid interest thereon from the last interest payment date applicable to the relevant series of Notes up to, but not including, the applicable settlement date.

Each Offer will expire at 11:59 p.m., New York City time, on January 3, 2017, unless extended or earlier terminated by the Company (the “Expiration Date”). Tenders of Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on

December 16, 2016 (the “Withdrawal Deadline”), but may not be withdrawn thereafter except as required by law.

The consideration paid for Notes that are validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to a fixed spread plus the yield to maturity of the applicable U.S. Treasury Security specified in the table above and in the Offer to Purchase. Holders of Notes that are validly tendered at or prior to 5:00 p.m., New York City time, on December 16, 2016 (the “Early Tender Deadline”) and accepted for purchase will receive the applicable “Total Consideration”, which includes an early tender premium of $30.00 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). Holders who validly tender their Notes following the Early Tender Deadline and on or prior to the Expiration Date will only receive the applicable “Tender Offer Consideration” per $1,000 principal amount of any such Notes that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Premium.

Payments for Notes accepted for purchase will include an amount equal to accrued and unpaid interest thereon from and including their last interest payment date up to, but not including, the applicable settlement date.

The settlement date for Notes that are validly tendered and not validly withdrawn on or prior to the Early Tender Deadline and accepted for purchase is expected to be December 20, 2016 (the “Early Settlement Date”). If the principal amount of a series of Notes purchased on the Early Settlement Date is less than the applicable Tender Cap, the settlement date for Notes that are validly tendered following the Early Tender Deadline but on or prior to the Expiration Date and accepted for purchase is expected to be January 4, 2017, the first business day after the Expiration Date (the “Final Settlement Date”).

Notes of each series validly tendered and not validly withdrawn on or prior to the Early Tender Deadline will be accepted for purchase in priority to Notes of such series validly tendered following the Early Tender Deadline. If an Offer is fully subscribed as of the Early Tender Deadline, holders who validly tender Notes of the applicable series following the Early Tender Deadline will not have any of these Notes accepted for purchase. Notes of either series accepted for payment on any Settlement Date are subject to proration (rounded to avoid the purchase of Notes in a principal amount other than $2,000 or an integral multiple of $1,000 in excess thereof) if the aggregate principal amount of the Notes of such series validly tendered and not validly withdrawn is greater than the applicable Tender Cap.

The Company’s obligation to accept for payment and to pay for the Notes validly tendered in each Offer is subject to the satisfaction or waiver of certain conditions, including a financing condition, as described in the Offer to Purchase. The Company reserves the absolute right, subject to applicable law, to: (i) waive the financing condition or any or all other conditions to the Offers; (ii) extend or terminate each Offer; (iii) increase, decrease or eliminate one or both of the Tender Caps without extending the Early Tender Deadline or the Withdrawal Deadline; or (iv) otherwise amend the Offers in any respect. The Company may amend or modify either Offer, or extend the Early Tender Deadline, Withdrawal Deadline, Price Determination Date, Early Settlement Date, Expiration Date or Final Settlement Date with respect to an Offer, without amending or modifying or extending such deadline or date with respect to the other Offer.

Information Relating to the Offers

Wells Fargo Securities, LLC, BofA Merrill Lynch and Citigroup Global Markets, Inc. are acting as the dealer managers for the Offers. The information agent and tender agent for the Offers is Global Bondholder Services Corp. Copies of the Offer to Purchase, Letter of Transmittal and related offering materials are available by contacting Global Bondholder Services Corp. at (866) 470-3900) (toll-free) or (212) 430-3774 (banks and brokers). Questions regarding the Offers should be directed to Wells Fargo Securities, LLC, at (704) 410-4760 (collect) or (866) 309-6316 (toll-free), BofA Merrill Lynch at (980) 387-3907 (collect) or (888) 292-0070 (toll-free), or Citigroup at (212) 723-6106 (collect) or (800) 558-3745 (toll-free).

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About Lincoln Financial Group

Lincoln Financial Group provides advice and solutions that help empower Americans to take charge of their financial lives with confidence and optimism. Today, more than 17 million customers trust our retirement, insurance and wealth protection expertise to help address their lifestyle, savings and income goals, as well as to guard against long-term care expenses.

Headquartered in Radnor, Pennsylvania, Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. The Company had $228 billion in assets under management as of September 30, 2016. Learn more at: www.LincolnFinancial.com. Find us on Facebook, Twitter, LinkedIn and YouTube. To sign up for email alerts, please visit our Newsroom at http://newsroom.lfg.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements regarding the cash tender offers for certain outstanding senior notes of the Company. A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “project,” “will,” “shall” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. For a list and description of some of such risks and uncertainties, see the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time-to-time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, except as required by law, we disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Lincoln Financial Group

Chris Giovanni

484-583-1793

Investor Relations

InvestorRelations@LFG.com

or

Michael Arcaro

484-583-1799

Media Relations

michael.arcaro@LFG.com